Exhibit 10.5

Intellectual Property License Agreement

This Intellectual Property License Agreement (this “Agreement”) is entered into as of June 28, 2021 (“Effective Date”) between Bloom INVO LLC, a Delaware limited liability company (“Licensor” or “Company”), and INVO Bioscience, Inc., a Nevada corporation (together with its Affiliates, “Licensee”). All defined terms used herein appear in Article 9.

Whereas, Licensor is in the business of providing management services to medical providers, including Bloom Fertility, LLC (“Provider”), that offer treatments for patients seeking to overcome infertility, including by utilizing technologies originally developed by Licensee; and

Whereas, in connection with Licensor’s business, and the business of the medical providers that it manages, including Provider, it is anticipated that Licensor (and/or one or more of its/their employees, agents, subcontractors, partners, officers, directors, interns and staff) may create, generate, derive, develop or conceive, or otherwise obtain rights (including by assignment from the Provider) in improvements, information and technology related to infertility, including the Developed IP; and

Whereas, Licensor desires to grant to Licensee and its subsidiaries an exclusive, except as to Licensor, license to the Developed IP, effective as of the earliest date effective and allowable under applicable law, under the terms and conditions set forth in this Agreement;

Now, Therefore, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and incorporating the foregoing recitals, the parties agree as follows:

1. License; Assignment and Ownership

1.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and its subsidiaries, as of the Effective Date, an exclusive, except as to Licensor and Provider, royalty-free, perpetual, irrevocable, sublicensable (through multiple tiers), right and license to make, use, import, sell, offer for sale, have sold, and otherwise Commercialize all Developments and Company IP in any field in the Territory (collectively, the “License”).

(a) Trademark Quality Control.

(i) Licensee shall not, and shall ensure that its sublicensee(s) shall not, reproduce or use any Trademarks licensed under Section 1.1 (“Licensed Trademarks”) in any manner whatsoever that does not materially comply with any reasonable trademark guidelines that Licensor may provide from time to time.

(ii) Licensee shall conduct its business, and shall ensure that its sublicensee(s) shall conduct their businesses, in a manner that will reflect positively on the Licensed Trademarks. Licensee shall use, and shall ensure that its sublicensee(s) shall use, the Licensed Trademarks in a manner that does not derogate Licensor’s rights in the Licensed Trademarks or the value of the Licensed Trademarks, and shall take no action that would interfere with, diminish or tarnish those rights or value.

(iii) Licensor will have the right to monitor Licensee’s and Licensee’s sublicensee(s)’ use of the Licensed Trademarks. Upon Licensor’s reasonable request, but no more frequently than once per year, Licensee shall, and shall ensure that its sublicensee(s) shall, submit to Licensor copies of any materials bearing the Licensed Trademarks. If Licensor discovers any improper use of the Licensed Trademarks on any such submission and delivers a writing describing in detail the improper use to Licensee within seven (7) days after receiving such submission, Licensee shall, and shall ensure that its sublicensee(s) shall, promptly remedy such improper use.

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(b) Reservation of Rights. Except for those licenses and rights expressly granted in this Agreement, no license or right is granted by either party to the other party by implication, estoppel or otherwise. Without limiting the generality of the foregoing and for the avoidance of doubt, to the extent either party should wish to extend its rights beyond those rights as set forth in Article 1, such party shall first seek the express written consent of the other party for such extension, which consent such other party may grant or deny in its sole discretion.

1.2 Ownership of Company IP. Licensor shall retain exclusive ownership of the Company IP. Nothing in this Agreement transfers the underlying ownership rights of such Company IP to Licensee. All use of the Licensed Trademarks by Licensee and its sublicensee(s), and all goodwill associated with such use, shall inure to the sole benefit of Licensor. Licensor shall be required to file, maintain and otherwise prosecute or litigate the protection of any Company IP.

2. IP Protection

2.1 Enforcement. Licensor shall have the right (but not the obligation), in its sole discretion, to enforce the Company IP during the Term of this Agreement.

2.2 Prosecution and Maintenance. Licensor shall take commercially reasonable efforts to protect and maintain the Company IP. Licensor shall not abandon any Company IP that was registered as of the Effective Date, without first providing prior written notice to Licensee and offering to transfer and assign to Licensee all right, title and interest in and to such IP, subject to Licensee agreeing to any costs or fees associated with such IP.

3. Confidential Information

3.1 Confidential Information. Each party agrees to maintain all Confidential Information of the other party in confidence to the same extent that it protects its own similar Confidential Information, but not less than reasonable care, and to use such Confidential Information of the other party only as permitted under this Agreement. Each party agrees to take reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information of the other party, including, without limitation, by disclosing such Confidential Information only to its employees, contractors, agents, or Licensee’s sublicensee(s): (a) with a need to know such information, (b) who are parties to appropriate agreements or confidentiality obligations sufficient to comply with this Section 3.1. In each case of a disclosure of Confidential Information from one Party to the other, the receiving Party will take appropriate steps to implement and enforce such non-disclosure/non-use obligations. The parties acknowledge and agree that Licensor may be required to file all or a portion of this Agreement and make filings with respect to it with the SEC, and such disclosure will not be deemed a violation of Licensor’s obligations hereunder.

3.2 Exclusions. The foregoing restrictions on disclosure and use will not apply with respect to any Confidential Information which: (a) was or becomes publicly known through no fault of the receiving party; (b) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (c) is documented by the receiving party as having been independently developed by the receiving party without the participation of individuals who have had access to the Confidential Information; (d) is approved by the disclosing party for disclosure without restriction in a written document signed by a duly authorized officer of such disclosing party; and (e) the receiving party is legally compelled to disclose, provided, however, prior to any such compelled disclosure, the receiving party will (i) assert the privileged and confidential nature of the Confidential Information against the third Person seeking disclosure and (ii) reasonably cooperate with the disclosing party in allowing the disclosing party to protect against any such disclosure and/or obtain a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent reasonably necessary to legally comply with such compelled disclosure. Each party agrees that the terms and conditions of this Agreement will be treated as Confidential Information of the other party, provided that each party may disclose the terms and conditions of this Agreement: (1) as required by the applicable securities laws or (2) in confidence, to legal counsel, accountants, banks and financing sources and their advisors, and in connection with the enforcement of this Agreement or any rights hereunder.

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4. Licensor’s Representations and Warranties; Disclaimer.

Licensor represents and warrants to Licensee that Licensor has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Licensor of this Agreement and the performance by Licensor of its obligations hereunder have been duly authorized by all requisite corporate or stockholder action on the part of Licensor. This Agreement has been duly executed and delivered by Licensor, and this Agreement constitutes a legal, valid and binding obligation of Licensor enforceable against Licensor in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER TO THE OTHER PARTY OR ANY OTHER ENTITY.

5. Licensee’s Representations and Warranties; Disclaimers.

Licensee has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Licensee of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite corporate or stockholder action on the part of such party. This Agreement has been duly executed and delivered by Licensee, and constitutes a legal, valid and binding obligation of Licensee enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSEE MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER TO THE OTHER PARTY OR ANY OTHER ENTITY.

6. Limitation of Liability

Each party acknowledges and agrees that this Agreement represents the complete allocation of risks between the parties, it has voluntarily accepted all risks assigned to it herein, and the disclaimer of warranties and limitation of remedies herein form an essential basis of the bargain. TO THE EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR INDIRECT DAMAGES ARISING UNDER OR RELATED TO THIS AGREEMENT (INCLUDING LOST PROFITS, LOSS OF BUSINESS OR DATA, BUSINESS INTERRUPTION) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

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7. Term and Termination

7.1 Term; Termination. This Agreement will commence on the Effective Date and continue in perpetuity, unless terminated by the written agreement of all parties to this Agreement, or unless terminated earlier in accordance with the terms hereof (the “Term”). Either party shall have the right to terminate this Agreement if the other party is in material breach of any material term or condition of this Agreement and fails to cure such breach within one hundred eighty (180) days after receipt of written notice of such breach given by the non-breaching party.

7.2 Obligations Upon Termination. Upon termination of this Agreement, each party shall return to the other party any Confidential Information received hereunder for which the party’s rights do not survive, or destroy or purge its own system and files of any such Confidential Information (to the extent practicable) and deliver to the other party a written certificate signed by an officer of such party that such destruction and purging have been carried out; provided, however, that the receiving party may retain copies that are automatically retained as part of a computer back-up, recovery or similar archival or disaster recovery system, subject to the terms of this Agreement.

7.3 Survival. Articles 3-5, 6-8, and 9 shall survive termination or expiration of the Agreement.

8. General Provisions

8.1 Notices. Any notice, request, demand or other communication required or permitted hereunder will be in writing and deemed to be properly given upon the earlier of (a) the date of transmission when sent by electronic mail, return receipt requested during normal business hours; or (b) five (5) business days after deposit when mailed by certified mail, return receipt requested, or two (2) business days after being sent via private industry courier to the respective parties at the addresses set forth on the signature page hereto, which may be amended by a party upon five (5) days’ notice to the other party.

8.2 Assignment. Neither Party shall assign this Agreement, nor any of its rights or obligations hereunder, to any other Person without the prior written consent of the other Party, which shall not be unreasonably withheld.

8.3 Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware (“State”) without giving effect to any choice or conflict of law provision or rule (whether of the State or any other jurisdiction). Any legal suit, action or proceeding arising out of or relating to this Agreement will be commenced in federal court in the State, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

8.4 Waiver. The waiver by any party of a breach of or a default under any provision of this Agreement will be in writing and will not be construed as a waiver of any subsequent breach of or default under the same or any other provision of the Agreement, nor will any delay or omission on the part of a party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.

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8.5 Severability. If the application of any provision or provisions of this Agreement to any particular facts or circumstances is held to be invalid or unenforceable by any court of competent jurisdiction, then (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement will not in any way be affected or impaired thereby, and (b) such provision or provisions will be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

8.6 Relationship of the Parties. This Agreement, in and of itself, will not be construed as creating an agency, partnership, joint venture or any other form of association, for tax purposes or otherwise, between the parties.

8.7 Construction. This Agreement shall be construed as if jointly drafted by the parties hereto and no rule of construction or strict interpretation shall be applied against either party. The titles to Articles and headings of Sections contained in this Agreement, in any Schedule and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, and which together will constitute one Agreement.

8.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior negotiations, conditions, agreements, or communications between them relating to the subject matter hereof. No amendment or modification of any provision of this Agreement will be effective unless in writing and signed by the Parties.

9. Definitions

Capitalized terms used in this Agreement will have the following meanings:

9.1 “Affiliate” as to a party means (i) any entity controlled by, controlling or under common control with that party now or in the future (control shall be deemed to mean having a right to 50% of the entity’s profits or ownership of at least 50% of the voting rights in the entity), or (ii) any entity in which Licensee, now or in the future, holds an interest.

9.2 “Clinical Trial” means a human clinical study conducted on sufficient numbers of human subjects that is designed to (a) establish that a pharmaceutical product or medical device is reasonably safe for continued testing; (b) investigate the safety and efficacy of the pharmaceutical product or medical device for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or the medical device; or (c) support regulatory approval of such pharmaceutical product or medical device or Label expansion of such pharmaceutical product or medical device.

9.3 “Company IP” means all IP now or hereafter owned by Licensor, including but not limited to the Developed IP.

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9.4 “Confidential Information” means any information and/or materials disclosed by one party to the other in written, oral, graphic, electronic or other form that (a) is marked or identified in writing as confidential, proprietary, or with other marks indicative of a confidential nature, (b) if disclosed orally or in other intangible form or in any form that is not so marked, is identified as confidential (or other terms indicative of a confidential nature) at the time of such disclosure, or (c) includes, comprises or contains financial information, proposals, prospects or customer lists, research, development, testing data, samples, parts, pricing, computer programs (including source code), models, designs, unpublished patent applications, trade secrets, know-how, formulas, processes, flow charts, techniques, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies, systems, works of authorship, projects, any other business, marketing, financial, technical, scientific, engineering, and other non-public information, or other information of the disclosing party that is disclosed in circumstances of confidence.

9.5 “Commercialization” means any and all activities of marketing, promoting, distributing, offering for sale or selling the Product in the Field in the Territory, including, for example, marketing, branding, pricing, distribution, sales, obtaining health insurance reimbursement coverage, market research, business analytics, pharmacovigilance and medical affairs activities (including conducting post-marketing clinical studies), pre-commercial launch market development activities conducted in anticipation of regulatory approval to sell or market the Product, seeking pricing and reimbursement approvals for the Product, preparing advertising and promotional materials, sales force training, and all interactions and correspondence with a regulatory authority regarding post-regulatory approval Clinical Trials. When used as a verb, “Commercialize” means to engage in Commercialization.

9.6 “Developments” means all information and technology related to Field, and any intellectual property arising therefrom, that Licensor creates, generates, derives, develops or conceives, or otherwise obtains rights in, after the Effective Date.

9.7 “Developed IP” means any and all IP that has or may in the future arise from any Developments.

9.8 “Documentation” means with respect to the Company IP and any Developments, all documentation, including, but not limited to, user manuals, data sheets, schematics, test and verification plans and reports, application notes, design documents, programming guides, and other documents related to the Field and useful for Commercializing the Company IP and/or the Developments.

9.9 “Field” means all therapeutic, prophylactic and diagnostic uses of medical devices or pharmaceutical products involving assisted reproductive technology (including infertility treatment) in humans.

9.10 “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (but only to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

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9.11 “Intellectual Property” or “IP” means any and all of the following in any jurisdiction throughout the world: (a) patents and patent applications, (including all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, renewals, extensions, nationalizations, validations, counterparts (domestic or foreign) or restorations of any of the foregoing (regardless of lapse, expiration or abandonment status), and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) together with industrial designs, registrations, applications for registration, and renewals thereof (“Patents”); (b) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of, any of the foregoing, and mask works, and all registrations, applications for registrations, and renewals thereof, including: computer aided design files including electrical schematics, bill of materials, layout files, gerber files, mechanical CAD files, and artwork files (“Copyrights”); (c) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (d) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information (“Know-How”) Software; and any other proprietary, intellectual or industrial property, including but not limited to domain names (“Domain Names”).

9.12 “Label” means the approved display of written, printed or graphic matter either (a) on the immediate container, packaging or wrapper of an article or (b) inside a container, package or wrapper so long as it is easily legible through the outside container or wrapper.

9.13 “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

9.14 “Product” means any medical device or product related to fertility and/or the treatment of infertility in humans.

9.15 “Software” means any and all of the following: (i) computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in source code, object code, firmware or other form, including libraries, application programming interfaces, subroutines and other components thereof; (ii) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections; (iii) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (iv) descriptions, flow-charts, architectures, development tools, specifications, protocols, and other materials used to design, plan, organize and develop any of the foregoing; (v) all Documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing; and (vi) enhancements, updates, releases, upgrades, bug fixes, error corrections, patches, new versions, translations, conversions or other modifications or additions, as applicable, to any of the foregoing.

9.16 “Territory” means worldwide.

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In Witness Whereof, the parties have caused this Agreement to be executed by duly authorized representatives of the parties as of the Effective Date.

LICENSOR		LICENSEE

Bloom INVO LLC, a Delaware limited liability company		INVO Bioscience, Inc., a Nevada corporation

By:	/s/ Sue Ellen Carpenter	By:	/s/ Steven Shum
	Signature		Signature

Name:	Sue Ellen Carpenter, M.D.	Name:	Steven Shum
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Address: Bloom INVO LLC 5582 Broadcast Court Sarasota, Florida 34240 Email: legal@invobio.com		Address: INVO Bioscience, Inc. 5582 Broadcast Court Sarasota, Florida 342240 Email: legal@invobio.com

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